Salomon Brothers Capital Fund Inc
                           Form N-SAR - June 30, 1998
                              Attachment - Item 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS



          If any matter has been submitted to a vote of security holders, furnish the following information:

               1.(a)       The date of the meeting and whether it was an annual
+ or special meeting.

                                                                   January 14,
 1998
                                                           Special Meeting of
 Stockholders

               Describe  each  nonroutine  matter  voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each such matter.


               Proposal 1
               Approval of new management contract between Salomon Brothers Asset Management and the Fund.

            Votes For                                            Votes Against                 Votes Abstained
---------------------- ---------------------- --------------------------
                                      20,045                     44,242
            5,336,079
---------------------- ---------------------- --------------------------